Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 of the Registration Statement on Form SB-2 n. 333-139667 of our report for Valley Forge Composite Technologies, Inc. dated May 2, 2006, appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading “Experts” in such Prospectus.

/s/ MORISON COGEN LLP
MORISON COGEN LLP
Bala Cynwyd, Pennsylvania May 3, 2007